1 Corporate Name Change and Rebranding Initiative Announcement July 11, 2017 Supplemental Information

2 The information contained in this presentation includes certain estimates, projections and other forward-looking information that reflect HealthSouth’s current outlook, views and plans with respect to future events, including strategy, expenditures, demographic trends, financial performance, financial assumptions and business outlook. These estimates, projections and other forward-looking information are based on assumptions HealthSouth believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. HealthSouth undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Such factors include, but are not limited to, any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings that may be brought by or against the Company; the impact of the rebranding initiative on patient admissions, referral source relationships and the Company’s stock price; the ability to successfully integrate acquisitions; changes in the regulation of the healthcare industry broadly or the inpatient rehabilitation, home health and hospice areas specifically at either or both of the federal and state levels; competitive pressures in the healthcare industry broadly or the inpatient rehabilitation, home health and hospice areas specifically and the Company’s response thereto; the ability to maintain proper local, state and federal licensing where the Company does business; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of the Company’s information systems, including the unauthorized access to or theft of patient or other sensitive information; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for the Company’s services by governmental or private payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in the Company’s SEC filings and other public announcements, including its Form 10-K for the year ended December 31, 2016 and Form 10-Q for the quarter ended March 31, 2017. Forward-Looking Statements

3 is becoming • HealthSouth Corporation will change its name to Encompass Health Corporation • Corporate name change and ticker symbol change (from “HLS” to “EHC”) effective January 2, 2018 • Both business segments (inpatient rehabilitation and home health and hospice) to transition to Encompass Health branding (expected to be complete by year end 2019) • Rebranding initiative reinforces strategic position as an integrated provider of inpatient and home- based care • Estimated rebranding investment of $25 million to $30 million to be incurred between 2017 and 2019 − Approximately $7 million to $10 million expected to be incurred in 2017 ($6 million to $8 million in operating expenses; $1 million to $2 million in CAPEX) − Only $1 million included in previously issued guidance The name change and rebranding initiative reflect the Company’s expanding national footprint and reinforce the strategy it is pursuing to deliver integrated high-quality, cost-effective care across the post-acute continuum. The decision to rebrand as Encompass Health Corporation resulted from a yearlong, research-intensive project and is intended to raise awareness of the Company’s strategy and value proposition.

4 New Brand Logo and Visual Identity Will Begin Rolling Out in 2018 Sample applications

5 Both Business Segments Benefit from a Demographic Tailwind: Expanding Medicare Beneficiary Population Key Observations: • The growth rate of Medicare beneficiaries increased in 2011 to an approx. 3% CAGR as “baby boomers” started turning 65. • In 2030, the Medicare population is projected to increase to 81 million beneficiaries from 55 million beneficiaries today. Source: www.census.gov/population/projections/files/summary/NP2014-T9.xls; Center for Medicare & Medicaid Services, Medicare Trustees Report - June 2016 - pages 186, 191 Average Age of the Company’s Patients IRF Home Health < 65 years 30% 15% 65 to 69 years 13% 11% 70 to 74 years 13% 13% 75 to 79 years 14% 14% 80 to 84 years 13% 16% 85 to 89 years 11% 16% > 90 years 6% 15%

6 CMS Continues to Drive Change Towards Integrated Delivery Payment Models, Value-Based Purchasing, and Site Neutrality Future Post-Acute Providers (Timing?) Inpatient Rehabilitation Facilities • Full range: low acuity  high acuity • 24/7 nursing coverage • Eliminates payment silos Home-Based Post-Acute Services • More care in the home (lowest cost setting) • Differentiator: Ability to care for high-acuity, poly-chronic patients >> 50% of Medicare fee-for-service payments via integrated delivery payment models >> 90% of Medicare fee-for-service payments tied to quality/value  Integrated Delivery Payment Models  Value-Based Payments  Site Neutrality Current Post-Acute Providers • Medicare payments/regulations will be outcome focused. • Many existing regulations will become obsolete. Facility-Based Post Acute Services >> 30% of Medicare fee-for-service payments via integrated delivery payment models (e.g., bundled payments; accountable care organizations (ACOs)) >> 85% of Medicare fee-for-service payments tied to quality/value (i.e., value-based purchasing, readmissions reduction programs) 2017 2016 Source: Health and Human Services Fact Sheet announcing new reimbursement goals – January 26, 2015 CMS Goals 2018 2019 CMS Goals Skilled Nursing Facilities Home Health Long-Term Acute Care Hospitals • Medicare payments/regulations are site specific (e.g., 60% Rule, 3-Hour Rule, "preponderance" of one-to-one therapy).

7 Always Available Sometimes Available Seldom Available Therapy Gym & Training Systems for All PAC Patients Staff Trained for All Acuity Therapy Gym & Training Systems for All PAC Patients Staff Trained for All Acuity Therapy Gym & Training Systems for All PAC Patients Staff Trained for All Acuity LTACs IRFs SNFs Home Health The Company’s rehabilitation hospitals have the physical construct, clinical staffing, and operating expertise to “pivot from the center” to address the full spectrum of inpatient post-acute needs in a site neutral environment. The Company Is Well-Positioned for the Progression Towards Site Neutrality as It Will be Able to Treat All Types of Post-Acute Patients by Leveraging Operational Expertise Across Its Network of Facility-Based and Home-Based Assets Higher acuity patients will transition from post-acute inpatient facilities to Home Health. Lower acuity patients will go directly to Home Health. Post-Acute Inpatient Spectrum Higher Acuity Lower Acuity Progression to Site Neutrality Post-Acute Inpatient Facilities P re se nt Fu tu re

The Company Continues to Make Progress on Improving the Patient Experience Through Integrated Care Delivery

IRF-Home Health Clinical Collaboration (All Payors) Overlap Markets

- Overlap markets are defined as a HealthSouth IRF located within a 30-mile radius of an Encompass home health location.
- As of March 31, 2017, 61% of HealthSouth's IRFs were located within overlap markets.
- The Company's clinical collaboration rate goal for overlap markets is 35% to 40% within the next three years.
- In February 2017, the Company launched a clinical collaboration TeamWorks initiative.



Clinical collaboration rate between HealthSouth IRFs and Encompass Home Health increased by 630 basis points over Q1 2016
22.6%
Collaboration Rate
3,007
10,297
28.9%
Collaboration Rate
4,308
10,603
Q1 2016
Q1 2017
HealthSouth IRF Discharges to Non-Encompass Home Health
HealthSouth IRF Discharges to Encompass Home Health

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HEALTHSOUTH. Encompass Health